Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT
Media Relations	Investor Relations
Clarkson Hine	Tony Diaz
+1-847-444-7515	+1-847-444-7690
Clarkson.Hine@beamglobal.com	Tony.Diaz@beamglobal.com

BEAM ANNOUNCES AGREEMENT TO ACQUIRE PINNACLE VODKA

•	Beam Adding Fast-Growing Premium Vodka Brand with High-Return Synergy-Driven Acquisition

•	Company Expects Acquisition to be Significantly Accretive to EPS Before Charges/Gains Beginning in 2013

Deerfield, Illinois, April 23, 2012 – Beam Inc. (NYSE: BEAM), a leading global premium spirits company, today announced a definitive agreement with White Rock Distilleries to acquire the fast-growing Pinnacle Vodka and Calico Jack rum brands and other related assets for $605 million in cash.

“Pinnacle is an excellent strategic fit for Beam, giving us a strong and exciting growth platform in the sweet-spot of the attractive vodka category,” said Matt Shattock, president and chief executive officer of Beam. “With the synergy-driven addition of Pinnacle, which will become one of our largest Power Brands, Beam will further enhance its ability to maximize value for shareholders.”

Strong Growth Brand in the Large and Attractive Vodka Category

Pinnacle Vodka, with 2012 volumes expected to exceed 3 million 9-liter cases, will significantly enhance Beam’s presence in the large, growing vodka category. With a sustained track record of very strong double-digit growth, Pinnacle has already become the fourth largest imported vodka brand in the United States.

Pinnacle’s growth is broad-based across its product line, as its unflavored and flavored variants have each achieved the one-million case threshold. Pinnacle’s classic unflavored vodka was the U.S. market’s fastest-growing non-flavored imported vodka in 2011, and Pinnacle has also pioneered the most exciting flavors in the vodka category, including the outstanding success of the Pinnacle line of Whipped dessert-flavored vodkas. Pinnacle’s track record of successful flavor innovation places the brand at the core of the category’s growth, as flavors generate the

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vast majority of vodka’s growth in the U.S. “The team at White Rock has really built something special with Pinnacle. Whether it’s Pinnacle’s classic unflavored vodka or the dynamic flavor innovations, consumers love this brand, its fun image, and its affordable premium price point,” said Shattock. Pinnacle sells at a suggested retail price of $12.99-13.99 per 750ml bottle.

Paul Coulombe, CEO of White Rock Distilleries, said: “We’ve built Pinnacle into the fastest-growing spirits brand in the U.S., and I’m pleased to see it find a home at Beam, a fast-growing spirits leader committed to building great brands. I’m confident the team at Beam will utilize their tremendous reach, scale and passion to take Pinnacle to even greater heights and establish it as one of the spirits industry’s truly iconic vodka brands. Everyone at White Rock can be very proud of what we’ve built and very excited about where Pinnacle is headed in the future.”

“We’re continuing to invest smartly in great brands and attractive categories, and Pinnacle plays to our strengths,” Shattock continued. “With our plans to substantially increase brand investment in Pinnacle, plus our marketing and innovation capabilities and our global distribution assets, we look forward to taking Pinnacle to the next level and establishing Beam as a leader in the sizeable vodka category. Since the start of 2011, we’ll have built our presence in Ready-to-Serve Cocktails, Irish Whiskey and now Vodka with another bolt-on acquisition that will leverage substantial brand-building, distribution and cost synergies to deliver highly attractive growth and returns for our shareholders.”

Accretive to EPS in First Full-Year; Powerful Synergies Expected to Help Drive Internal

Rate of Return in Excess of Risk-Adjusted Cost of Capital

The company estimates the acquisition will be approximately neutral to 2012 EPS before charges/gains, and accretive by $0.05 to $0.10 per share in 2013, with increasing accretion in 2014 and beyond. Beam has identified significant potential cost synergy opportunities – expected to exceed 20% of the brands’ net sales – particularly from leveraging Beam’s U.S. distribution and supply chain scale, procurement benefits and overhead efficiencies.

Driven by the strong growth outlook for the brands and meaningful cost synergies, the company anticipates generating an internal rate of return substantially in excess of the double-digit risk-adjusted cost of capital for the transaction.

Net of the transaction’s expected tax benefits associated with the purchase of assets, the effective purchase price values the brands at approximately 17 times projected 2012 standalone EBITDA (or 20 times EBITDA excluding tax benefits). Including expected run-rate cost synergies, the effective transaction multiple net of tax benefits would be well below 10 times EBITDA.

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Beam expects to finance the acquisition with either existing credit facilities or new debt, or a combination of both. The acquisition, which is subject to customary closing conditions and regulatory approvals, is expected to be completed in the second quarter of 2012.

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About Beam Inc.

As one of the world’s leading premium spirits companies, Beam is Crafting the Spirits that Stir the World. Consumers from all corners of the globe call for the company’s brands, including Jim Beam Bourbon, Maker’s Mark Bourbon, Sauza Tequila, Canadian Club Whisky, Courvoisier Cognac, Teacher’s Scotch Whisky, Kilbeggan Irish Whiskey, Laphroaig Scotch Whisky, Cruzan Rum, Hornitos Tequila, Knob Creek Bourbon, EFFEN Vodka, Pucker Flavored Vodka, Larios Gin, Whisky DYC, DeKuyper Cordials, and Skinnygirl Cocktails. Beam is focused on delivering superior performance with its unique combination of scale with agility and a strategy of Creating Famous Brands, Building Winning Markets and Fueling Our Growth. Beam and its 3,200 passionate associates worldwide generated 2011 sales of $2.8 billion, volume of 34 million 9-liter cases and some of the industry’s fastest growing innovations.

Headquartered in Deerfield, Illinois, Beam is traded on the New York Stock Exchange under the ticker symbol BEAM and is included in the S&P 500 Index and the MSCI World Index. For more information on Beam, its brands, and its commitment to social responsibility, please visit www.beamglobal.com and www.drinksmart.com.

About White Rock Distilleries

Founded in 1937 in Lewiston, Maine, White Rock Distilleries (www.whiterockdistilleries.com) is a leading manufacturer and marketer of premium spirits. Under the management of the Coulombe family, which acquired the distillery in 1971, White Rock has achieved impressive growth while maintaining its focus on character, innovation and quality. With more than 50 brands, led by Pinnacle Vodka and Calico Jack rum, the company sold more than 3 million 9-liter cases of spirits in 2011.

Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including statements as to the expected earnings impact of the transaction and the expected benefits of the transaction. Readers are cautioned that these forward-looking statements speak only as of the date hereof, and the company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date of this release. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: general

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economic conditions and credit market instability; customer defaults and related bad debt expense; competitive market pressures (including pricing pressures); changes in customer preferences and trends; risks pertaining to strategic acquisitions and joint ventures, particularly financial and integration risks; any possible downgrades of the company’s credit ratings; commodity and energy price volatility; risks associated with doing business outside the United States, including currency exchange rate risks; inability to attract and retain qualified personnel; the impact of excise tax increases and customs duties on distilled spirits; the status of the U.S. rum excise tax cover-over program; dependence on performance of distributors and other marketing arrangements; costs of certain employee and retiree benefits and returns on pension assets; tax law changes and/or interpretation of existing tax laws; potential liabilities, costs and uncertainties of litigation; ability to secure and maintain rights to trademarks and trade names; impairment in the carrying value of goodwill or other acquired intangible assets; disruptions at production facilities; risks related to the Home & Security spin-off; and other risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings.

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Crafting the Spirits that Stir the World